                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ________________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ________________________
                            YORK RESEARCH CORPORATION
             (Exact name of registrant as specified in its charter)
       DELAWARE                    06-0608633
(State of incorporation)    (I.R.S. Employer Identification Number)

                                 280 PARK AVENUE
                                 SUITE 2700 WEST
                            NEW YORK, NEW YORK  10017
                                 (212) 557-6200
          (Address and Telephone Number of Principal Executive Offices)

                               ROBERT M. BENINGSON
                                    PRESIDENT
                            YORK RESEARCH CORPORATION
                                 280 PARK AVENUE
                                 SUITE 2700 WEST
                            NEW YORK, NEW YORK  10017
                                 (212) 557-6200
            (Name, address and telephone number of agent for service)
                              ____________________
                                    Copy to:

                              PHILIP S. OLICK, ESQ.
                                 MOSES & SINGER
                           1301 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK  10019-6076
                                 (212) 554-7800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: / /

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                     Proposed
                                     maximum      Proposed
Title of                             offering     maximum          Amount of
securities          Amount to        price per    aggregate        registration
to be registered    be registered    share*       offering price   fee**
----------------    -------------    ------       --------------   ------------
Common Stock,       102,500          $11.25       $1,153,125       $349.43
$.01 par value      shares



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------





          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.








________________________

* Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") on the basis of the closing price for the common stock on the NASDAQ National Market System on October 7, 1996.

**   [X = (Proposed maximum aggregate offering price) x (.00030303)]

                            YORK RESEARCH CORPORATION
                         CROSS REFERENCE SHEET REQUIRED
                        BY ITEM 501(b) OF REGULATION S-K



           FORM S-3
   ITEM NUMBER AND CAPTION                     CAPTION IN PROSPECTUS
   -----------------------                     ---------------------

1.   Forepart of Registration Statement  Facing Page of Registration
     and Outside Front Cover Page of     Statement; Cross Reference Sheet
     Prospectus                          and Cover Page of Prospectus

2.   Inside Front and Outside Back       Available Information;
     Cover Pages of Prospectus           Information  Incorporated by
                                         Reference and Table of Contents

3.   Summary Information, Risk Factors   The Company; Certain Risk
     and Ratio of Earnings to Fixed      Factors
     Charges

4.   Use of Proceeds                     Use of Proceeds

5.   Determination of Offering Price     Not Applicable

6.   Dilution                            Not Applicable

7.   Selling Security Holders            Selling Stockholders

8.   Plan of Distribution                Cover Page of Prospectus; Plan
                                         of Distribution; Selling
                                         Stockholders

9.   Description of Securities to be     Description of Securities
     Registered

10.  Interests of Named Experts and      Legal Matters; Experts
     Counsel

11.  Material Changes                    Not Applicable

12.  Incorporation of Certain            Information Incorporated by
     Information by Reference            Reference

13.  Disclosure of Commission Position   Indemnification of Officers and
     on Indemnification for Securities   Directors
     Act Liabilities

 PROSPECTUS

                            YORK RESEARCH CORPORATION
                         102,500 SHARES OF COMMON STOCK
                       TO BE SOLD BY SELLING STOCKHOLDERS


          This prospectus covers the offer and sale by certain stockholders (the "Selling Stockholders") of York Research Corporation, a Delaware corporation (the "Company"), of up to a maximum of 102,500 shares of its Common Stock, $.01 par value (the "Common Stock").

          No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale of the shares of the Common Stock of the Company offered hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date of this Prospectus.

          The Company's Common Stock is listed on the NASDAQ National Market System under the symbol "YORK".
          _________________________________________

                                   Underwriting
                    Price to       Discounts and            Proceeds to
                    Public         Commissions              Company
                    -----------    -------------            ------------

Per Share.........  $11.25*             N/A                   N/A
Total.............  $1,153,125          N/A                   N/A

___________________________
* Based on the closing price for the Common Stock on the NASDAQ National Market System on October 7, 1996.

          INVESTMENT IN THE COMPANY'S COMMON STOCK INVOLVES CERTAIN RISKS. SEE "CERTAIN RISK FACTORS."
                    _________________________________________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSIONS NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                    _________________________________________

THE DATE OF THIS PROSPECTUS IS OCTOBER   , 1996.

                              AVAILABLE INFORMATION

          The Company is subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copies may be obtained (at prescribed rates) at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and are also available for inspection and copying (at prescribed rates) at the Regional Offices of the Commission located at 7 World Trade Center, New York, New York 10048, and at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates by mail addressed to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock of the Company is, and the Warrants, when issued, will be, traded on the National Market System of the National Association of Securities Dealers, Inc. ("NASDAQ"). The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Web site is http://www.sec.gov. Reports and other information concerning the Company may be inspected at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

          The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission with respect to the shares of Common Stock offered hereunder. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the Exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an Exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. The Registration Statement, including the exhibits thereto, may be inspected and copied in the manner and at the locations described above.

          Additional updating information with respect to shares of Common Stock offered hereunder may be provided in the future by means of supplements to this Prospectus.

                      INFORMATION INCORPORATED BY REFERENCE

     The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference in this
Prospectus:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1996 and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 1996, all as filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

          (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above (the "Exchange Act Reports");

          (c) The Company's definitive proxy statement or information statement, if any, filed pursuant to Section 14 of the Exchange Act in connection with the latest annual meeting of its stockholders, and any definitive proxy or information statements so filed in connection with any subsequent special meetings of its stockholders (except in each such case for that material contained in such proxy or information statement which is not deemed to be filed with the Commission pursuant to its rules and regulations); and

          (d) The description of the Common Stock contained in the Company's registration statement under Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13, 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all such shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          THE COMPANY WILL PROMPTLY FURNISH WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, THE ANNUAL REPORT TO STOCKHOLDERS FOR THE COMPANY'S LATEST FISCAL YEAR AND A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE, OR OTHERWISE INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN THIS PROSPECTUS). REQUESTS SHOULD BE ADDRESSED TO YORK RESEARCH CORPORATION, 280 PARK AVENUE, SUITE 2700 WEST, NEW YORK, NEW YORK 10017, ATTENTION: TREASURER (TELEPHONE: (212) 557-6200).

                                   THE COMPANY

          The principal executive offices of the Company are located at 280 Park Avenue, Suite 2700 West, New York, New York 10017, telephone (212) 557-6200.

                              CERTAIN RISK FACTORS

          The purchase of the Common Stock offered hereby involves certain risks. Prospective purchasers should carefully consider the following risk factors, as well as other matters set forth elsewhere in this Prospectus, before making an investment in the Company.

NATURE OF COGENERATION INDUSTRY

          The Company is engaged in the planning, developing, constructing and operation of cogeneration facilities and alternative energy projects. Cogeneration facilities simultaneously produce electricity and recover thermal energy from the combustion of clean burning gas and oil. The nature of cogeneration facilities is such that they require a net investment of money on the Company's part in the development phase. However, the Company has attempted to structure its projects to share this financial risk with partners or joint ventures and as its projects come on line it attempts to structure financing packages to minimize risk to the Company. However, since there are uncertainties in the development of each project, and even once in operation, each project has a limited number of customers, there can be no assurance that any particular project will be operated or developed successfully. To date, each of the Company's cogeneration projects has had only one customer (other than the thermal host) purchasing electricity from the project.

SHARES AVAILABLE FOR FUTURE SALE

          As of May 31, 1996, the Company had 13,462,857 shares of Common Stock outstanding. As of May 31, 1996, 5,984,653 shares of Common Stock are reserved for issuance in connection with outstanding warrants and stock options (including 102,500 of the shares offered hereby). As of May 31, 1996, all of the Company's issued and outstanding shares are currently eligible for public resale (in some cases subject to compliance with the volume limitations contained in of Rule 144 under the Securities Act). No precise predictions can be made as to the effect, if any, that sales of shares or the availability of shares for sale may have on market prices of the Company's Common Stock from time to time. Nevertheless, sales of substantial amounts of the Company's Common Stock in the public market, whether by the Company, or other existing stockholders, could adversely affect prevailing market prices.

                                 USE OF PROCEEDS

          The Company will not receive any of the proceeds of the sale of the shares of Common Stock hereunder.

                              SELLING STOCKHOLDERS

          The shares of Common Stock covered by this Prospectus are being offered on behalf of the Selling Stockholders.

          The table below sets forth the number of shares of Common Stock beneficially owned by the Selling Stockholders as of May 31, 1996, the number of shares to be offered for the account of the Selling Stockholders and the number of shares to be owned by the Selling Stockholders after completion of this offering assuming the sale of all of the offered shares.


                                                  Shares of Common    Number of Shares to be Owned After
                         Number of Shares         Stock Offered       be Owned After
Selling Shareholder      Beneficially Owned       Hereunder           Offering
Stanley Weinstein        20,000                   20,000              -

Jack Clark               30,000                   30,000              -

Globemedia Spodig        25,000                   25,000              -

Oxford Research          7,500                    7,500               -

Virgil Cannatella        20,000                   20,000              -


     Stanley Weinstein is a director of the Company. 20,000 of the shares offered by Mr. Weinstein hereunder may be acquired upon exercise of warrants to purchase common stock issued by the Company.

     Jack Clark has performed consulting services for the Company. 30,000 of the shares offered for sale by Jack Clark hereunder may be acquired upon exercise of warrants to purchase common stock issued by the Company.

     Globemedia Spodig has performed consulting services for the Company. 25,000 of the shares offered for sale by Globemedia Spodig hereunder may be acquired upon exercise of warrants to purchase common stock issued by the Company.

     Oxford Research has performed consulting services for the Company. 7,500 of the shares offered for sale by Oxford Research hereunder may be acquired upon exercise of warrants to purchase common stock issued by the Company.

     Mr. Virgil Cannatella has performed consulting services for the Company. 20,000 of the shares offered for sale by Mr. Cannatella hereunder may be acquired upon exercise of warrants to purchase common stock issued by the Company.

                              PLAN OF DISTRIBUTION


          The shares of Common Stock owned by the Selling Stockholders and offered hereunder may be sold from time to time by the Selling Stockholders in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions. The shares of Common Stock may be sold by one or more of the following methods: (a) private transactions; (b) block trades in which the broker or dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction; (c) purchases by a broker or dealer as principal and sale by such broker or dealer for its account pursuant to this Prospectus; (d) an exchange distribution in accordance with the rules of such exchange; and (e) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 or Rule 144A may be sold under Rule 144 or Rule 144A rather than pursuant to this Prospectus.

          Upon the Company being notified by any Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplemental prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, disclosing (i) the name of the Selling Stockholder and the participating broker-dealer(s), (ii) the number of shares of Common Stock involved, (iii) the price at which such shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction.


                            DESCRIPTION OF SECURITIES
COMMON STOCK

          The Company is authorized to issue 50,000,000 shares of Common Stock. As of May 31, 1996, 13,462,857 shares of Common Stock were issued and outstanding.

          Each holder of a share of Common Stock is entitled to one vote per share in the election of the Company's directors and on all other matters to which stockholders are entitled to vote, subject to prior dividend rights that may be applicable to any outstanding Class A Common Stock and preferred stock. The holders of shares of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Subject to prior liquidation rights of any outstanding preferred stock, the holders of Common Stock are entitled to share in any distribution to stockholders upon the liquidation, dissolution or winding up of the Company.

          The holders of Common Stock have no preemptive or other subscription or conversion rights, and there are no redemption provisions with respect to such shares. All of the outstanding shares of Common Stock, including the shares offered hereby, are fully paid and non-assessable.

          The stockholders of the Company may act upon the affirmative vote of the holders of a majority of the issued and outstanding shares of the Company entitled to vote thereon, EXCEPT in the following instances, each of which requires the affirmative vote of the holders of eighty percent (80%) of the issued and outstanding shares of the Company entitled to vote: (1) any amendment to the By-Laws of the Company; and (2) any amendment to the Certificate of Incorporation of the Company which (a) affects the classification of the Board of Directors of the Company; (b) provides that directors may be removed without cause; and (c) amends the Article in the Company's Certificate of Incorporation which provides for the super majority voting requirements set forth above.

CLASS A COMMON STOCK

          The Company is authorized to issue up to 10,000,000 shares of Class A Common Stock, $.01 par value per share ("Class A Common Stock"). As of May 31, 1996, no shares of Class A Common Stock had been issued or were outstanding.

          Holders of Class A Common Stock are entitled to (i) one one-hundredth (1/100th) of a vote for each share held; and (ii) the preference to receive a cumulative dividend, declared by the Board of Directors on any other class or series of shares of common stock, in the aggregate amount of $.20 per share. All other rights of holders of Class A Common Stock are the same as holders of Common Stock.

PREFERRED STOCK

          The Company is authorized to issue up to 6,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"), in one or more classes and series, having such voting rights, dividend and liquidation rights and preferences, redemption, sinking fund and convertibility provisions, and certain other preferences, rights and provisions permitted in the Certificate of Incorporation as the Board of Directors may fix in providing for the issuance of such series without any vote or action by stockholders. As of May 31, 1996, no shares of Preferred Stock had been issued or were outstanding.

CLASSIFICATION OF DIRECTORS

          The Company's Board is divided into three classes of directors: Class A; Class B; and Class C. Each class is to be a nearly as equal in number as possible. Directors in each class are elected for a term of three years, and hold office until the Annual Meeting of Stockholders in the year in which the term of their office expires and until their successors are qualified. The Company currently has three directors, one director in each class.

                                  LEGAL MATTERS

          Certain legal matters with respect to the shares of Common Stock offered hereby are being passed upon for the Company by Moses & Singer LLP, 1301 Avenue of the Americas, New York, New York 10019-6076.



                                     EXPERTS

          The financial statements incorporated by reference in this Prospectus (other than the financial statements contained in any quarterly report on Form 10-Q) have been audited by Grant Thornton L.L.P., independent certified public accountants, for the years ended February 28, 1996, February 28, 1995 and February 28, 1994, as indicated in Grant Thornton L.L.P.'s reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as an expert in giving said reports.


                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

          Article THIRTEENTH of the Company's Certificate of Incorporation provides that the Company shall indemnify any person against any expenses which may be imposed upon or reasonably incurred by him in connection with any action, suit or proceeding in which he may be named as a party defendant by reason of his being or having been a director or officer of the Company provided that the right of indemnification shall not extend to any expenses imposed upon or incurred by him in relation to matters as to which he shall finally be adjudged to be liable for negligence or misconduct in the performance of his duties as such director and officer, or to any sum paid by him to the Company in settlement of an action, suit or proceeding based on his alleged dereliction of duty.


          The Certificate of Incorporation of the Company eliminates or limits the ability of the Company and its stockholders to recover monetary damages from a director for breach of his fiduciary duty as a director; but the law does not permit such provision to eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for paying a dividend or approving a stock repurchase which is illegal under Section 174 of the Delaware General Corporation Law, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for an act or omission occurring prior to the date such provision became effective. The foregoing provision does not change a director's duty of care, but it does authorize a corporation to eliminate monetary liability for violations of that duty. In addition, such provision does not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty.

          Section 145 of the Delaware General Corporation Law provides that a Delaware corporation such as the Company has the power to indemnify its officers and directors who were or are parties or are threatened to be made parties to any threatened, pending or contemplated action, suit or proceeding by reason of the fact that they are officers or directors of the corporation, against expenses, judgments, fines and amounts paid in settlement incurred in good faith in connection with such action, suit or proceeding, provided that the officer(s) or director(s) concerned acted in good faith.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities offered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                TABLE OF CONTENTS
                                                                      Page
                                                                      ----

Available Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Information Incorporated by Reference. . . . . . . . . . . . . . . . . . . . . 3
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Certain Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Use of Proceeds    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Selling Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Description of Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Indemnification of Officers and Directors. . . . . . . . . . . . . . . . . . . 8
                    _________________________________________

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 1.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth expenses in connection with the issuance and distribution of the securities being registered hereunder, which expenses will be paid by the Company. All of the amounts shown are estimates.

     Securities and Exchange Commission Registration Fee . . . . . . . . $397.64

     Printing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .$ 1,000.00

     Legal and Accounting Fees . . . . . . . . . . . . . . . . . . . $ 10,000.00

     Blue Sky Fees . . . . . . . . . . . . . . . . . . . . . . . . . .$ 5,000.00

     Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . .$ 4,000.00

                                                              Total   $20,397.64

ITEM 2.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The information in the Prospectus under the caption "Indemnification of Officers and Directors" is incorporated by reference herein.

ITEM 3.  EXHIBITS.


          The following documents are filed as Exhibits to this Registration
Statement:

EXHIBIT NO.  DESCRIPTION

   5 Opinion of Moses & Singer LLP as to the validity of the shares of Common Stock being registered hereby.

   23(a)  Consent of Grant Thornton L.L.P.

   23(b)  Consent of Moses & Singer LLP (contained in their opinion in
          Exhibit 5).

   24     Power of Attorney (included in the signature page)

ITEM 17.   UNDERTAKINGS.

          A.  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

THE REGISTRANT

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York on this _____ day of October, 1996.

                                                  YORK RESEARCH CORPORATION


                                                  By: /s/ ROBERT M. BENINGSON
                                                     ---------------------------
                                                          Robert M. Beningson
                                                          President

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert M. Beningson his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

 Signature               Capacity                           Date
 ---------               --------                           ----


                                                            October__,1996
 ROBERT M. BENINGSON     Chairman of the Board,
 ---------------------   President, Chief Executive
 Robert M. Beningson     Officer and Director

 MICHAEL TRACHTENBERG    Executive Vice President,          October__,1996
 ---------------------   Chief Financial Officer,
 Michael Trachtenberg    Principal Accounting Officer
                         and Secretary

 H. CLIFTON WHITEMAN     Director                           October__,1996
 ---------------------
 H. Clifton Whiteman

 STANLEY WEINSTEIN       Director                           October__,1996
 ---------------------
 Stanley Weinstein

                            YORK RESEARCH CORPORATION
                       REGISTRATION STATEMENT ON FORM S-3


                                INDEX TO EXHIBITS



 Exhibit Number                  Description
 --------------                  -----------
     5               Opinion of Moses & Singer

     23(a)           Consent of Grant Thornton L.L.P.

     23(b)           Consent of Moses & Singer
                     (included in Exhibit 5)
     24              Power of Attorney


        * To be filed by amendment.